                                  Exhibit 99.1


FOR IMMEDIATE RELEASE                           COMPANY CONTACT:  Paul A. Miller
                                                               (978)  725-7555
                                 LSB CORPORATION
                           FOURTH QUARTER RESULTS 2004

NORTH ANDOVER, MA, -- (BUSINESS WIRE) - January 25, 2005 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced results for the three and twelve months ended December 31, 2004. Press releases and SEC filings can be viewed on the internet at our website www.LawrenceSavings.com/press-main.asp or www.LawrenceSavings.com/stockholder-info.asp, respectively.

The Corporation reported net income of $840,000 or $0.19 diluted earnings per share for the fourth quarter of 2004. This amount compares to net income of $2,297,000 or $0.52 diluted earnings per share for the same period of 2003. Net income for the year ended December 31, 2004 totaled $4,680,000 or $1.05 diluted earnings per share compared to $4,136,000 or $0.94 diluted earnings per share for the year ended December 31, 2003.

Net income for the three months ended December 31, 2004 decreased by $1,457,000 primarily due to the lawsuit judgment collected in the amount of $1,996,000 (after tax $1,251,000) included in the three months ended December 31, 2003. Net income for the three months ended December 31, 2004 decreased $206,000 excluding the lawsuit judgment collected from the fourth quarter of 2003. Net interest income increased by $346,000 or 10.5% to $3,630,000 compared to the same quarter in 2003. Net interest income increased primarily due to higher average investment security balances for the three months ended 2004 compared to 2003 resulting in an increase of $347,000 in interest income plus higher average loan balances resulting in a rise of $234,000 in interest income for the same period. Non-interest income increased by $96,000, not including the lawsuit judgment collected in 2003, and was offset by an increase in non-interest expenses of $422,000. The increase in non-interest income of $96,000 was primarily due to loan fees increasing by $55,000 and deposit account fees increasing by $34,000 in 2004 compared to 2003. The increase in loan fees for the fourth quarter 2004 can be attributed to a decrease in the provision for losses associated with mortgage servicing rights ("MSR") resulting in a $26,000 positive impact to earnings in 2004 as well as a decrease in the amortization of MSR by $36,000 in the fourth quarter of 2004 compared to 2003.

Non-interest expenses were $2,699,000 in the fourth quarter of 2004 compared to $2,277,000 for the same quarter of 2003. The increase in the fourth quarter of 2004 is primarily due to salaries and employee benefits rising to $1,603,000 in 2004 from $1,435,000 in 2003 due to normal salary increases and the addition to headcount for the new Salem, New Hampshire branch. Occupancy and equipment expense increased to $214,000 from $171,000 due to higher rent expense and depreciation expense in the fourth quarter of 2004 due to the new Salem, NH branch in 2004 not in 2003. Professional fees increased to $151,000 from $93,000 due to higher consulting and legal fees. Other expenses increased $124,000 primarily due to a rise in marketing expenses of $64,000.

Net income for the year ended December 31, 2004 increased by $544,000 due primarily to the receipt of $2,528,000 (after tax $1,565,000) on a U.S. Bankruptcy Judge's Order to make an interim distribution in a case in which the Company's wholly owned subsidiary, Lawrence

Savings Bank (the "Bank"), is a secured creditor. The Bank recognized $253,000 of the interim distribution as a recovery to the allowance for loan losses on amounts previously charged off and the remaining $2,275,000 as a lawsuit judgment collected in non-interest income. The Bank recorded a negative provision for loan losses of $300,000 in the quarter ended June 30, 2004.

Net interest income for the year ended December 31, 2004 increased by $1,454,000 or 11.8% to $13,811,000 from $12,357,000 in 2003. The net interest margin for 2004, compared to 2003, increased slightly to 2.91% from 2.90%, respectively. The increase in net interest income can be attributed to the purchases of investment securities funded primarily from Federal Home Loan Bank ("FHLB") advances and deposit growth. Average balances for investment securities increased by $49,885,000 in 2004 from 2003. Other factors contributing to a higher net interest income were lower interest expense on deposits and borrowed funds due to lower interest rates and a shift in the mix of deposits and borrowings to lower interest rate products.

Partially offsetting these increased revenues for the year 2004 were an increase in non-interest expenses of $926,000 and an increase in the provision for income taxes of $513,000 that is attributable to the lawsuit judgments collected mentioned above and an increase in overall earnings.

Non-interest income decreased by $55,000 to $1,553,000 in 2004 from $1,608,000 in 2003 as a result of a decrease in gains on loan sales of $399,000 due to a lower level of loan sales in 2004. Partially offsetting this decrease were increases in loan fees of $164,000 and deposit account fees increasing by $176,000 in 2004 from 2003.

Non-interest expenses increased by $926,000 to $10,664,000 for the year 2004 compared to $9,738,000 in 2003. This increase was mainly attributable to salaries and benefits increasing to $6,507,000 from $5,923,000 for the year ended December 31, 2004 from 2003, respectively. Occupancy and equipment expense increased to $872,000 in 2004 from $752,000 in 2003, due to an increase in rent and depreciation expenses associated with the new branch. Professional fees declined slightly to $623,000 in 2004 from $643,000 in 2003 attributable to a reduction in legal expenses. Data processing expenses increased by $151,000 to $878,000 in 2004, from $727,000 in 2003, due to installation of new communication lines for the Bank's Wide Area Network ("WAN"). Marketing expenses increased to $273,000 in 2004 from $95,000 in 2003, due to increased advertising for the new Salem, New Hampshire branch and promotions for new product lines.

The Corporation continues to look for quality assets, seeks to maintain a low level of risk assets and seeks to grow the loan portfolio profitably. Non-performing loans totaled zero at both December 31, 2004 and December 31, 2003. The coverage of the allowance for loan losses to total loans has decreased to 1.78% at December 31, 2004 from 2.00% at December 31, 2003 as a result of growth in the loan portfolio, without a significant change in credit risk to the Company.

Total assets increased to $518,477,000 at December 31, 2004 up from $466,108,000 at December 31, 2003. The increase in assets at December 31, 2004 is mainly attributable to an increase of $30,425,000 in investment securities, $21,307,000 in loan growth and $1,294,000 increase in Federal Home Loan Bank stock. The funding for these asset increases came primarily from increases in deposits and borrowed funds of $26,566,000 and $23,911,000, respectively in 2004.

Total deposits at December 31, 2004 were $299,106,000 up from $272,540,000 at December 31, 2003. The change from December 31, 2003 is due primarily to increases in certificates of deposit of $15,465,000, money market investment accounts of $6,729,000 and NOW accounts of $1,953,000. All other deposit categories experienced slight increases.

At December 31, 2004, the Company's stockholders' equity was $57,838,000 as compared to $55,002,000 at December 31, 2003. The increase during 2004 reflects net income of $4,680,000 and proceeds from the exercise of stock options of $806,000. Offsetting these increases were the declaration of cash dividends to shareholders of $2,236,000 and a decrease in the market values of securities available for sale (net of taxes) of $414,000. The Corporation's leverage ratio decreased to 11.25% at December 31, 2004 from 12.11% at December 31, 2003 as a result of the increase in average assets during the year. The Corporation exceeds all regulatory minimum capital ratio requirements as defined by the Federal Reserve Bank as of and for all periods presented. The Bank exceeds all regulatory minimum capital ratio requirements as defined by the FDIC as of and for all periods presented.

Lawrence Savings Bank, the Company's wholly-owned subsidiary, is a Massachusetts chartered savings bank organized in 1868 and headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of downtown Boston. Lawrence Savings Bank operates 5 banking offices in Massachusetts in Andover, Lawrence, Methuen, and North Andover and 1 banking office in Salem, New Hampshire. Go to www.LawrenceSavings.com for all your Internet Banking needs. Please visit it today. Lawrence Savings Bank is an Equal Housing Lender and member, FDIC and DIFM.

This press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are not historical facts and include expressions of management's expectations at a specific point in time regarding future relationships, structures, opportunities and market conditions. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates or in the relationships between long-term and short-term rates, disruptions in credit markets, changes in regional and local economic conditions, changes in local housing markets, changes in the regulatory environment including regulatory compliance costs, changes in technology and changes in the competitive environment in which the Company operates. As a result of such risks and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to publicly release revisions to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.
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                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET*
                      (In thousands, except per share data)

                                                                                           December 31, 2004       December 31, 2003
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
Loans                                                                                           $    232,810       $        211,503
Allowance for loan losses                                                                             (4,140)                (4,220)
Investments held to maturity                                                                         200,264                184,286
Investments available for sale                                                                        63,039                 48,592
Federal Home Loan Bank stock                                                                           7,887                  6,593
Federal funds sold                                                                                       209                    889
Other assets                                                                                          18,408                 18,465
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Total assets                                                                                    $    518,477       $        466,108
====================================================================================================================================
Deposits                                                                                        $    299,106       $        272,540
Borrowed funds                                                                                       157,263                133,352
Other liabilities                                                                                      4,270                  5,214
Stockholders' equity                                                                                  57,838                 55,002
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Total liabilities and stockholders' equity                                                      $    518,477       $        466,108
====================================================================================================================================
Book value per share                                                                            $      13.33       $          12.99
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

Select financial ratios:                                                                   December 31, 2004       December 31, 2003
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
Capital ratios:
   Stockholders' equity to total assets ratio                                                          11.16%                 11.80%
Risk-based ratio

   Leverage ratio                                                                                      11.25%                 12.11%
   Total capital ratio                                                                                 19.63%                 20.50%

Asset quality ratios:
   Allowance for loan losses to loans                                                                   1.78%                  2.00%
   Risk assets to total assets                                                                          0.00%                  0.00%
Risk assets:
   Non-performing loans                                                                         $         --       $             --
   Other real estate owned                                                                                --                      2
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Total risk assets                                                                               $         --       $              2
====================================================================================================================================


                    CONDENSED CONSOLIDATED INCOME STATEMENT*
                        (In thousands, except share data)

                                                          Three months ended                          Twelve months ended
                                            ----------------------------------------------------------------------------------------
                                            December 31, 2004     December 31, 2003         December 31, 2004     December 31, 2003
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
Interest income                                 $        5,940     $         5,381               $     22,331        $       21,334
Interest expense                                         2,310               2,097                      8,520                 8,977
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Net interest income                                      3,630               3,284                     13,811                12,357
Provision (credit) for loan losses                          --                  --                       (300)                   --
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Net interest income after provision
   (credit) for loan losses                              3,630               3,284                     14,111                12,357
Non-interest income                                        383                 287                      1,553                 1,608
Lawsuit judgment collected                                  --               1,996                      2,280                 1,996
Non-interest expense                                     2,699               2,277                     10,664                 9,738
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Net income before income taxes                           1,314               3,290                      7,280                 6,223
Income tax expense                                         474                 993                      2,600                 2,087
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Net income                                      $          840     $         2,297               $      4,680        $        4,136
====================================================================================================================================
Basic earnings per share                        $         0.19     $          0.54               $       1.09        $         0.98
Diluted earnings per share                      $         0.19     $          0.52               $       1.05        $         0.94
====================================================================================================================================
Average shares outstanding                           4,330,627           4,229,326                  4,302,729             4,215,944
Average diluted shares outstanding                   4,508,790           4,431,309                  4,466,577             4,391,812
====================================================================================================================================

                                                           Three months ended                               Twelve months ended
                                               -------------------------------------------------------------------------------------
                                            December 31, 2004     December 31, 2003         December 31, 2004     December 31, 2003
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
Select financial ratios:
  Return on average assets                                0.65%               2.01%                      0.96%                 0.94%
  Return on average stockholders' equity                  5.82%              16.92%                      8.33%                 7.76%
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


*Unaudited